UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2024

____________________________

 Endo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-280767	30-1390281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Atwater Drive

Malvern, Pennsylvania 19355

(Address of principal executive offices)

(484) 216-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Executive Officer; Resignation from the Board of Directors

On August 25, 2024, the Board of Directors (the “Board”) of Endo, Inc. (the “Company”) determined that Blaise Coleman will no longer serve as the Company’s President and Chief Executive Officer, effective August 29, 2024. Mr. Coleman will also resign from the Board and all other officer and director positions he holds with the Company and all of its affiliates, effective August 29, 2024. There were no disagreements between Mr. Coleman and the Company. A copy of the press release announcing Mr. Coleman’s departure is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In connection with Mr. Coleman’s departure, Mr. Coleman will be eligible to receive the severance payments and benefits specified in his employment agreement with Endo USA Inc. (“Endo USA”), an affiliate of the Company, dated as of May 10, 2024 (the “Employment Agreement”), in connection with a termination of employment without cause, which severance benefits consist of: (i) a pro rata bonus with respect to the year of termination of employment, (ii) a payment equal to two times the sum of Mr. Coleman’s base salary and target bonus, paid in a lump sum within 60 days following Mr. Coleman’s termination of employment, and (iii) continued health coverage for Mr. Coleman and his eligible dependents under Endo USA’s group health, medical, dental, vision and life insurance plans for 24 months following Mr. Coleman’s termination of employment, conditioned upon Mr. Coleman’s payment of the employee portions of the applicable premiums. Endo USA will provide Mr. Coleman with payment of 30 days of base salary, in lieu of the Company’s obligation under the Employment Agreement to provide 30 days’ advance notice of employment termination. Endo USA will also provide Mr. Coleman with outplacement services for 12 months. A copy of the Employment Agreement was attached as Exhibit 10.12 to the Form S-1 Registration Statement filed by the Company on July 12, 2024 with the U.S. Securities and Exchange Commission.

In order for Mr. Coleman to be eligible to receive the severance benefits described above, Mr. Coleman must execute and not revoke a general release of claims in favor of Endo USA, all of its affiliates and certain other related parties. In addition, Mr. Coleman must continue to comply with all of the post-employment restrictive covenants set forth in the Employment Agreement.

Appointment of Interim Chief Executive Officer

The Board has commenced a search for a permanent Chief Executive Officer. The Board has appointed Scott Hirsch, currently a Board member, to serve as the Company’s Interim Chief Executive Officer (“Interim CEO”), effective August 29, 2024, until such time as a permanent Chief Executive Officer commences employment or until Mr. Hirsch’s resignation or removal.

Mr. Hirsch, age 48, has served as a member of the Board since April 23, 2024. Mr. Hirsch has over 20 years of experience in healthcare operations, investment management, and financial services. He has served as an executive operator and board member for privately held companies within Blackstone, Bain Capital, and Lauder Partner portfolios. Mr. Hirsch was formerly the CEO of Solta Medical, where he led the business growth, investment cycle, and global infrastructure development for a healthcare company operating in over 50 countries. Prior to Solta Medical, Mr. Hirsch was the President of the Ortho Dermatologics and OraPharma business segments and the Chief Business Officer of Bausch Health/Bausch & Lomb. In those roles, he had responsibility for operational performance, capital allocation, strategic planning, M&A, and investor communications. He additionally held the role of President of the Bausch Foundation and Patient Access with oversight of government affairs, product donation, and charitable giving. Prior to Bausch, Mr. Hirsch was a Portfolio Manager at Citadel’s Surveyor Capital fund overseeing investment and risk management decisions for a healthcare investment portfolio. Mr. Hirsch previously served in the investment banking group of Credit Suisse, where he was recognized by Institutional Investor magazine as a top Equity Research Analyst covering Specialty Pharmaceuticals, Biotechnology, and Global Generics companies. Mr. Hirsch began his career as a venture capital operator in product development, sales, and marketing roles at J.P. Morgan Partners and Morgan Stanley Ventures portfolio companies including Medsite, a healthcare technology company that was acquired by WebMD. Mr. Hirsch holds an M.B.A. in Healthcare Management and Finance from The Wharton School and B.F.A. with honors from The Rhode Island School of Design.

There are no arrangements or understandings between Mr. Hirsch and any other persons pursuant to which Mr. Hirsch was selected as Interim CEO. There are no family relationships between Mr. Hirsch and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Terms and Conditions of Mr. Hirsch’s Employment

In connection with Mr. Hirsch’s appointment as Interim CEO, the Company and Mr. Hirsch entered into an employment letter (the “Interim CEO Letter”). Under the Interim CEO Letter, it is contemplated that Mr. Hirsch will serve as Interim CEO of the Company until the earlier of December 31, 2024 and the time at which a permanent CEO commences employment, provided that Mr. Hirsch’s employment is “at-will” and may be terminated by Mr. Hirsch or the Company, or extended subject to the parties’ mutual agreement. While serving as Interim CEO, Mr. Hirsch will continue to serve on the Company’s Board as a non-independent member and may serve in any other officer or director positions with the Company and its subsidiaries as may be determined by the Board. While employed as Interim CEO, Mr. Hirsch will receive base compensation at a rate of $250,000 per month. In the event that Mr. Hirsch remains Interim CEO after December 31, 2024, his base compensation will increase to an amount that is no less than $400,000 per month. Mr. Hirsch’s base compensation will be paid in substantially equal monthly installments and will be subject to customary taxes and withholding. In addition, Mr. Hirsch will be entitled to receive an equity award consistent with the Company’s director equity grant policy and in a form that is substantially similar to the form used for making equity grants to directors generally. Mr. Hirsch will not be eligible to participate in any cash-based or equity-based incentive plans or programs appliable to the Company’s senior officers or other employees and will not be eligible to participate in any severance plans or programs or otherwise receive severance in connection with any termination of his employment. Mr. Hirsch will be subject to customer nonsolicitation and employee nonsolicitation obligations during his employment and for a period of 12 months following termination of his employment for any reason, and he will be subject to obligations relating to nondisparagement, assignment of intellectual property and protection of confidential information at all times during and after his employment.

The foregoing description of the Interim CEO Letter is intended to be a summary of certain material terms of the Interim CEO Letter and is not intended to be complete in any respect. This summary is qualified in its entirety by the Interim CEO Letter executed by the parties and attached hereto as exhibit 10.1.

Item 8.01 Other Events.

Board Committee Membership Changes

In connection with Mr. Hirsch’s appointment as Interim CEO, Mr. Hirsch resigned from his roles as a member of the Board’s Compensation & Human Capital Committee and its Compliance Committee, effective August 29, 2024.

Effective August 29, 2024, the Board appointed Paul Herendeen to serve as a member of the Board’s Compensation & Human Capital Committee and Sophia Langlois to chair such committee and appointed Sophia Langlois to serve as a member of the Board’s Compliance Committee. Each committee is governed by a written charter approved by the Board, and those charters are available on the Company’s website at: https://investor.endo.com/board-committees.

Exhibit No.	Description
10.1	Interim CEO Letter, dated as of August 26, 2024, between Endo, Inc. and Scott Hirsch.
99.1	Press Release dated August 27, 2024.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO, INC.

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: August 27, 2024